Exhibit 99

            AEP Reports 2003 Year-End And Fourth-Quarter Earnings

     * 2003 results: GAAP $0.29 per share, ongoing $2.53 per share
     * UK operations, LIG moved to discontinued from ongoing
     * Ongoing EPS $2.21 including discontinued operations, consistent with guidance
     * Robust wholesale sales and cost control boost utility businesses
     * Company increases ongoing earnings guidance range for 2004

                           AMERICAN ELECTRIC POWER
                        Preliminary, unaudited results
($ in millions except per share data; EPS based on 339mm shares Q4 2002,
            395mm in Q4 2003, 332mm in FY2002 and 385mm in FY2003)

                            Fourth quarter ended Dec. 31   Year ended Dec. 31
                            2002      2003   Variance    2002   2003  Variance
    Revenue ($ in billions) 3.5        3.3    (0.2)      13.3   14.5    1.2
    Earnings ($ in millions):
       GAAP                (837)      (762)     75       (519)   110    629
       Ongoing              232        198     (34)       948    975     27
    EPS ($):
       GAAP               (2.47)     (1.93)   0.54      (1.57)  0.29   1.86
       Ongoing             0.68       0.51   (0.17)      2.86   2.53  (0.33)

    COLUMBUS, Ohio, Feb. 3 /PRNewswire-FirstCall/ -- American Electric Power (NYSE: AEP) today reported 2003 earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $110 million, or $0.29 per share, compared with a loss of $519 million, or $1.57 per share, in 2002. Fourth quarter GAAP earnings were a loss of $762 million, or $1.93 per share, for 2003 compared with a loss of $837 million, or $2.47 per share, in 2002.
    Ongoing earnings for 2003 increased to $975 million from $948 million in 2002, but ongoing earnings per share decreased to $2.53 from $2.86 because of the $0.41 dilutive effect of additional shares outstanding in 2003. Including discontinued operations that previously were part of ongoing earnings, AEP's ongoing earnings for 2003 would have been $2.21 per share, consistent with AEP's previously announced earnings guidance for 2003. In the fourth quarter of 2003, AEP's United Kingdom operations and Louisiana Intrastate Gas (LIG) became discontinued since the assets have been identified for sale during 2004. SEEBOARD and CitiPower, sold during 2002, also were discontinued operations. Ongoing earnings for current and prior periods were adjusted to reflect the changes.
    Increased ongoing earnings from AEP's utility businesses, which benefited from robust wholesale sales and continued success in controlling costs, and reduced ongoing losses by investments contributed to the improvement in ongoing earnings.
    GAAP and ongoing EPS for fourth-quarter 2003 are based on an average of approximately 395 million shares outstanding, compared to an average of approximately 339 million shares outstanding for the same period in 2002. Fiscal 2003 GAAP and ongoing EPS are based on an average of approximately
385 million shares outstanding, compared to an average 332 million shares outstanding for the same period in 2002.
    Among items excluded from fourth-quarter and 12-month ongoing earnings are impairments for non-core businesses, losses from discontinued operations and changes in accounting principles totaling charges of $960 million for fourth-quarter 2003 and charges of $865 million for 12-month 2003. A full reconciliation of items contributing to the difference between ongoing and GAAP earnings for this period and comparable prior periods is included at the end of this news release.

                            2004 EARNINGS GUIDANCE
    AEP revised its 2004 ongoing earnings guidance to between $2.20 and $2.40 per share from the previous guidance of between $2.10 and $2.30 per share.
The primary drivers for this change in guidance are the reclassification of the UK operations and LIG to discontinued and anticipated improved operational performance.
    In providing ongoing earnings guidance, AEP management is aware of potential differences between 2004 ongoing earnings and 2004 GAAP earnings because of the classification of UK operations and LIG as discontinued. At this time AEP management is not able to accurately estimate the impact on GAAP earnings of potential differences in timing of planned disposals of UK operations, LIG and other non-core assets, or the potential impact of any future changes in accounting principles. Therefore, AEP is not able at this time to provide a corresponding GAAP equivalent for 2004 earnings guidance.

                          ONGOING RESULTS BY SEGMENT
   ($ in millions except per share data; EPS based on 339mm shares Q4 2002, 395mm in Q4 2003, 332mm in FY2002 and 385mm in FY2003)

                      Q4 2002    Q4 2003  Variance  FY 2002  FY 2003  Variance
    Utility Operations    267        284      17      1,163    1,213      50
      Ongoing EPS        0.79       0.72   (0.07)      3.51     3.15   (0.36)
    Investments           (19)       (12)      7       (179)    (124)     55
      Ongoing EPS       (0.06)     (0.03)   0.03      (0.54)   (0.32)   0.22
    Parent Company        (16)       (74)    (58)       (36)    (114)    (78)
      Ongoing EPS       (0.05)     (0.18)  (0.13)     (0.11)   (0.30)  (0.19)
       Ongoing Earnings   232        198     (34)       948      975      27
       Ongoing EPS      $0.68      $0.51  ($0.17)     $2.86    $2.53  ($0.33)

    "We're pleased with the continued improvement in ongoing earnings from our utility operations in the quarter and year, despite unfavorable weather in both periods," said Michael G. Morris, AEP president and chief executive officer. "Wholesale power sales were strong, which allowed us to overcome relatively flat retail demand, and we are continuing to see positive results from our efforts to reduce and control utility operating and maintenance expenses.
    "We are actively working to divest our investments in the UK, Louisiana Intrastate Gas and various other non-core investments this year," Morris said. "We have assumed that the sale of the UK assets will happen toward the end of the year and LIG toward mid-year, although we will complete the transactions as soon as possible."
    The increase in parent company expenses is primarily attributed to a provision related to certain litigation contingencies.


                   ONGOING RESULTS FROM UTILITY OPERATIONS
   ($ in millions except per share data; EPS based on 339mm shares Q4 2002, 395mm in Q4 2003, 332mm in FY2002 and 385mm in FY2003)

                     Q4 2002    Q4 2003  Variance  FY 2002  FY 2003 Variance
    Regulated
     Integrated
      Utilities          717       716      (1)     3,022   2,896    (126)
    Ohio Companies       456       492      36      1,972   1,997      25
    Texas Wires          364       140    (224)       736     648     (88)
    Texas Supply/REP      72       121      49        537     420    (117)
    System Sales          76        83       7        300     461     161
    Other Wholesale
     Transactions         (7)       (8)     (1)        57     (13)    (70)
    Transmission Revenue
     - 3rd Party         104       117      13        422     467      45
    Other Operating
     Revenue              58        77      19        290     339      49
        Total Gross
         Margin        1,840     1,738    (102)     7,336   7,215    (121)
    Operations &
      Maintenance       (819)     (719)    100     (2,980) (2,841)    139
    Depreciation &
     Amortization       (311)     (321)    (10)    (1,261) (1,243)     18
    Taxes Other Than
      FIT               (166)     (126)     40       (765)   (688)     77
    Capital Cost and
     Other              (159)     (155)      4       (593)   (639)    (46)
    Federal Income
     Taxes              (118)     (133)    (15)      (574)   (591)    (17)
        Total Utility
         Operations      267       284      17      1,163   1,213      50
        Ongoing EPS    $0.79     $0.72  ($0.07)     $3.51   $3.15  ($0.36)

    Mild weather in 2003, primarily in the eastern states in AEP's service territory, was a factor in the $126 million year-to-year decrease in gross margin for Regulated Integrated Utilities. Cooling degree days in the east were down 40 percent from 2002, which reduced retail demand for electricity. Higher capacity payments to the AEP system pool and under recovery of fuel costs also contributed to the decrease.
    The Ohio Companies benefited from increased fuel recovery and higher capacity payments from the AEP system pool to improve gross margins by $25 million in 2003 when compared to 2002.
    The reduction in gross margin from Texas Wires in the quarter and year comparisons is primarily attributed to non-cash earnings associated with stranded cost recovery in Texas, which reflects the difference between the actual price received from the state-mandated auction of 15 percent of generation capacity and the earlier estimate of market prices derived from the Public Utility Commission of Texas (PUCT) model. It has been established as a regulatory asset that is recoverable through the 2004 true-up process established by deregulation laws in Texas. AEP recorded $218 million in non-cash Texas stranded cost recovery in 2003 and $262 million in 2002. The non-cash earnings were recorded in the fourth quarter of 2002 for all of 2002 but were recorded on a quarterly basis in 2003.
    The year-to-year $117 million decrease in Texas Supply/REP margin reflects the loss of contributions from two Texas retail electricity providers (REPs) sold to Centrica in December 2002. The demand from the two REPs was replaced, in part, with a power supply contract with Centrica that extends through 2004. A 19-week outage ending in August at South Texas Project Unit 1 also contributed to the decrease. AEP owns 25 percent of the nuclear plant. Also contributing to the year-to-year decline is a provision for a $101.5 million fuel disallowance by the PUCT. AEP is challenging the disallowance.
Gross margin from System Sales for 2003 increased $161 million, or almost 54 percent, from 2002. Much of the increase came in the first nine months of 2003; fourth-quarter results were relatively flat with the prior period. System Sales includes the sale of surplus power from AEP's generating plants into the wholesale market.
    "We had excellent plant availability through much of 2003, which was beneficial because our low-cost generation -- not required by our retail load because of lower demand -- was available when wholesale prices were favorable," Morris said.
    The transition electric trading book, associated with AEP's decision to exit from markets where it doesn't own assets, is included in Other Wholesale Transactions. The 2003 results, which reflect AEP's "flattened" positions in those markets, are compared to gains in 2002 when AEP was an active participant.
    The year-to-year and quarter-to-quarter increases in Transmission Revenue reflect the result of the increases in wholesale sales.
    AEP reduced Operations & Maintenance expenses in 2003 by $139 million, or almost 5 percent, from 2002 despite greater storm damage costs in 2003 associated with severe storms in the Midwest and higher pension and post-retirement benefits costs. Much of the reduction came in the fourth quarter primarily as a result of savings in administrative and general expenses such as salaries and other associated employee expenses, outside services, insurance, and the sale of the Texas REP back office.
    "It's important to note that we reduced O&M costs without compromising our commitment to reliability and safety," Morris said. "We focus on making decisions that are cost effective, but we know we can't save our way to prosperity. We need to be growing our business while maintaining our focus on cost control."

                       ONGOING RESULTS FROM INVESTMENTS
   ($ in millions except per share data; EPS based on 339mm shares Q4 2002, 395mm in Q4 2003, 332mm in FY2002 and 385mm in FY2003)

                       Q4 2002 Q4 2003 Variance FY 2002 FY 2003 Variance AEP Energy Services,
     includes
        Gas HoldCo (HPL)  (7)       3      10        (91)     (62)      29
    MEMCO                  4        7       3         11       12        1
    Independent Power
     Plants and Wind
      Farms               (6)      10      16        (10)       4       14
    AEP Resources - Other (8)     (26)    (18)       (45)     (48)      (3)
    Other                 (2)      (6)     (4)       (44)     (30)      14
         Total
          Investments    (19)     (12)      7       (179)    (124)      55
         Ongoing EPS  ($0.06)  ($0.03)  $0.03     ($0.54)  ($0.32)   $0.22

    Reduced operating expenses, improved gross margins and reduced administrative expenses related to the transition gas trading activities resulted in the AEP Energy Services earnings improvement in the fourth quarter of 2003 as compared to 2002. For the year, a significant reduction in losses from the transition trading activities, combined with reduced operating and administrative expenses, resulted in a reduction of losses as compared to 2002. AEP announced in October 2002 that it was reducing its exposure to speculative energy trading markets and downsizing its trading and wholesale marketing operation.
    A strong fourth quarter helped MEMCO to improve its 12-month results from 2002. Improving economic conditions during 2003 have strengthened the freight market, allowing MEMCO to utilize additional barges and increase earnings.
    The sale of two independent power plants (IPPs) during 2003 and an increase in profitability by AEP's wind farms resulted in $4 million in earnings from IPPs and Wind Farms in 2003 after a $10 million loss in 2002.
    "We are proud to be one of the largest wind generators in the U.S., especially now that the wind generation is more profitable," Morris said.
    Increased fourth-quarter losses by AEP Resources-Other are primarily attributed to intercompany tax allocations.


                           DISCONTINUED OPERATIONS
   ($ in millions except per share data; EPS based on 339mm shares Q4 2002, 395mm in Q4 2003, 332mm in FY2002 and 385mm in FY2003)

                      Q4 2002   Q4 2003  Variance FY 2002  FY 2003  Variance

    UK operations       (45)      (44)       1     (39)     (132)    (93)
       EPS           ($0.13)   ($0.11)   $0.02  ($0.12)   ($0.34) ($0.22)
    Louisiana
     Intrastate Gas      (2)        2        4       8         8       0
       EPS           ($0.01)    $0.00    $0.01   $0.03     $0.02  ($0.01)
    SEEBOARD
    (sale closed
      7/29/2002)         (8)       --        8      50        --     (50)
       EPS           ($0.02)       --    $0.02   $0.15        --  ($0.15)
    CitiPower
    (sale closed
      8/30/2002)         --        --       --     (10)       --      10
       EPS               --        --       --  ($0.03)       --   $0.03
       Total
        Discontinued
         Operations     (55)      (42)      13       9      (124)   (133)
       EPS           ($0.16)   ($0.11)   $0.05   $0.03    ($0.32) ($0.35)

    AEP reclassified UK operations and LIG as discontinued during the fourth quarter after finalizing plans to exit these businesses during 2004.
    Continued unfavorable plant and trading margins were factors in the significant losses recorded by the UK operations during the year. The accounting treatment of freight hedges in the third quarter was also a key factor in increased losses for 2003 when compared to 2002. Other factors include reduced trading activity from reduced risk appetite and increased operating costs largely associated with the exit of non-core markets.
    Morris expressed optimism about AEP's outlook for 2004.
    "All things considered, 2003 was a reasonably successful year, demonstrating the continuing strength of our core utility operations," Morris said. "We have put many open issues behind us and are taking steps to improve our results going forward. We remain focused on strengthening our balance sheet, improving utility operations, and investing in our core utility businesses.
    "I'm confident we are on the right course," Morris said.

                                   WEBCAST
    American Electric Power's quarterly conference call with financial analysts will be broadcast live over the Internet at 9:30 a.m. EST today on http://www.aep.com/go/webcasts or
http://www.firstcallevents.com/service/ajwz397409303gf12.html .
    The call will be archived on http://www.aep.com/go/webcasts for use by those unable to listen during the live webcast.
    Minimum requirements to listen to broadcast: The Windows Media Player software, free from
http://www.microsoft.com/windows/windowsmedia/download/default.asp, and at least a 28.8Kbps connection to the Internet. If you experience problems listening to the broadcast, send an e-mail to webcastsupport@tfprn.com .
                                     ---

    American Electric Power owns and operates more than 42,000 megawatts of generating capacity in the United States and select international markets and is the largest electricity generator in the U.S. AEP is also one of the largest electric utilities in the United States, with almost 5 million customers linked to AEP's 11-state electricity transmission and distribution grid. The company is based in Columbus, Ohio.
                                     ---
    AEP's GAAP earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company's earnings as reported to the Securities and Exchange Commission. AEP's management believes that the company's ongoing earnings, or GAAP earnings adjusted for certain items as described in the news release and charts, provide a more meaningful representation of the company's performance. AEP uses ongoing earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company also uses ongoing earnings data internally to measure performance against budget and to report to AEP's board of directors.
                                     ---
    These reports made by AEP and its registrant subsidiaries contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and its registrant subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: electric load and customer growth; abnormal weather conditions; available sources and costs of fuels; availability of generating capacity; the speed and degree to which competition is introduced to the company's service territories; the ability to recover stranded costs in connection with deregulation; new legislation and government regulation including (i) requirements for reduced emissions of sulfur, nitrogen, carbon and other substances and (ii) electricity transmission policy; pending and future rate cases and negotiations; oversight and/or investigation of the energy sector or its participants; the company's ability to successfully control costs; the success of disposing of existing investments that no longer match the company's corporate profile; international and country-specific developments affecting foreign investments including the disposition of any current foreign investments; the economic climate and growth in the company's service territory and changes in market demand and demographic patterns; inflationary trends; accounting pronouncements periodically issued by accounting standard-setting bodies; the performance of AEP's pension plan; electricity and gas market prices; interest rates; liquidity in the banking, capital and wholesale power markets; actions of rating agencies; changes in technology, including the increased use of distributed generation within the company's transmission and distribution service territory; other risks and unforeseen events, including wars, the effects of terrorism, embargoes and other catastrophic events.


                           American Electric Power
   Financial Results for 4th Quarter 2003 Actual vs 4th Quarter 2002 Actual

                                           2002 Actual          2003 Actual
                                       ($ millions)  EPS   ($ millions)  EPS
        UTILITY OPERATIONS:
         Gross Margin:
     1    Regulated Integrated Utilities     717               716
     2    Ohio Cos.                          456               492
     3    Texas Wires                        364               140
     4    Texas Supply / REP                  72               121
     5    System Sales                        76                83
     6    Other Wholesale Transactions        (7)               (8)
     7    Transmission Revenue - 3rd Party   104               117
     8    Other Operating Revenue             58                77
     9         Total Gross Margin          1,840             1,738

     10   Operations & Maintenance          (819)             (719)
     11   Depreciation & Amortization       (311)             (321)
     12   Taxes Other than FIT              (166)             (126)
     13   Capital Cost and Other            (159)             (155)
     14   Federal Income Taxes              (118)             (133)
     15         Net Earnings Utility
                 Operations                  267     0.79      284     0.72

        INVESTMENTS:
     16   AEPES, inclds Gas HoldCo (HPL)      (7)                3
     17   MEMCO                                4                 7
     18   IPPs and Wind Farms                 (6)               10
     19   AEP Resources - Other               (8)              (26)
     20   Other                               (2)               (6)
     21        Total Investments             (19)   (0.06)     (12)   (0.03)

     22   Parent Company                     (16)   (0.05)     (74)   (0.18)

     23        ON-GOING EARNINGS             232     0.68      198     0.51

     24   Discontinued Operations:
     25        UK Generation                 (45)   (0.13)     (44)   (0.11)
     26        LIG                            (2)   (0.01)       2      -
     27        SEEBOARD                       (8)   (0.02)       -      -
     28        CitiPower                       -        -        -      -
     29   ON-GOING EARNINGS, before
           Discontinued Operations           177     0.52      156     0.40

    Note: For analysis purposes, certain financial statement amounts have been reclassified for this effect on earnings presentation.


                           American Electric Power
                Financial Results for 4th Quarter 2003 Actual
               Reconciliation of On-going and Reported Earnings

                                                     2003 Actual
                                         Utility  Invest.  Parent  Total   EPS
                                                   ($ millions)

    On-going Earnings                       284    (12)     (74)   198    0.51

    Impairments:
        Adjustment to SEEBOARD Impairment     -     16        -     16    0.04
        Impairment - Gas Assets (LIG & HPL)   -   (340)       -   (340) (0.86)
        Impairment - UK Generation            -   (375)       -   (375) (0.95)
        Impairment  - AEP Coal                -    (44)       -    (44) (0.11)
        Impairment - Blackhawk Coal          (7)     -        -     (7) (0.02)
        Impairment - Dow Plant                -   (168)       -   (168) (0.43)

    Discontinued Operations:
        UK Operations Discontinued            -    (44)       -    (44) (0.11)
        LIG Discontinued Operations           -      2        -      2     -

    Total Special Items                      (7)  (953)       -   (960) (2.44)

    Reported Earnings                       277   (965)     (74)  (762) (1.93)


                           American Electric Power
                Financial Results for 4th Quarter 2002 Actual
               Reconciliation of On-going and Reported Earnings

                                                       2002 Actual
                                         Utility   Invest. Parent  Total   EPS
                                                    ($ millions)

    On-going Earnings                        267     (19)  (16)    232   0.68

    Severance                                (42)    (12)   (2)    (56) (0.17)
    Other                                     (3)      5   (10)     (8) (0.02)

    Impairments and Dispositions:
        Goodwill Impairment - UK Generation    -    (169)    -    (169) (0.50)
        Goodwill Impairment - Nordic Trading   -      (4)    -      (4) (0.01)
        Goodwill Impairment - AEP Coal         -      (4)    -      (4) (0.01)
        Impairment - SEEBOARD                  -      13     -      13   0.04
        Impairment - CitiPower                 -     (15)    -     (15) (0.05)
        Impairment - UK Generation             -    (246)    -    (246) (0.73)
        Impairment - Southcoast Power          -     (53)    -     (53) (0.16)
        Impairment - Grupo Rede                -    (141)    -    (141) (0.42)
        Impairment - AEP Coal                  -     (35)    -     (35) (0.10)
        Impairment - Telecommunications        -    (160)    -    (160) (0.47)
        Impairment - AEP Investments           -     (12)    -     (12) (0.03)
        Impairment - AEPR Turbine Sale         -     (15)    -     (15) (0.05)
        Impairment - New Gulf                  -      (8)    -      (8) (0.02)
        Impairment - Eastex                    -    (142)    -    (142) (0.42)
        Impairment - Nordic Trading            -     (13)    -     (13) (0.04)
        Impairment - AEPR Pushan               -     (13)    -     (13) (0.04)
        Asset Impairment - Texas Plants       (4)      -     -      (4) (0.01)
        Water Heater Program loss on sale     (5)      -     -      (5) (0.01)
        REP Sale net Gain                     76       -     -      76   0.23

    Discontinued Operations:
        UK Operations Discontinued             -     (45)    -     (45) (0.13)
        LIG Discontinued Operations            -      (2)    -      (2) (0.01)
        SEEBOARD Discontinued Operations       -      (8)    -      (8) (0.02)

    Total Special Items                       22  (1,079)  (12) (1,069) (3.15)

    Reported Earnings                        289  (1,098)  (28)   (837) (2.47)


                           American Electric Power
                        Summary of Selected Sales Data
                           For Domestic Operations
                (Data based on preliminary, unaudited results)

                                                 3 Months Ended December 31,
                                                2002**         2003**   Change
    ENERGY SUMMARY
    Retail - Domestic Electric
     (in millions of kWh):
       Residential                              11,024         10,667   -3.2%
       Commercial                                8,691          9,021    3.8%
       Industrial                               13,399         13,236   -1.2%
       Miscellaneous                             1,156            777  -32.8%
       Total Domestic Retail                    34,270         33,701   -1.7%

    Wholesale - Domestic Electric
     (in millions of kWh):                      12,788         17,562   37.3%


    EAST REGION WEATHER SUMMARY
     (in degree days):
    Actual  - Heating                            2,015          1,838   -8.8%
            - Cooling                               37              6  -83.8%
    Normal  - Heating                                           1,897   -3.1%*
            - Cooling                                              14  -57.1%*

    WEST REGION WEATHER SUMMARY (in degree days):
    Actual  - Heating                              241            181  -24.9%
            - Cooling                              312            298   -4.5%
    Normal  - Heating                                             223  -18.8%*
            - Cooling                                             319   -6.6%*

    *  2003 Actual vs. Normal

    ** Excludes energy transported on behalf of non-affiliated REP's in Texas;
       energy sold to affiliated REP's in Texas are included in wholesale sales.

                           American Electric Power
     Financial Results for December 2003 YTD Actual vs December 2002 YTD
                                    Actual

                                             2002 Actual        2003 Actual
                                        ($ millions)  EPS  ($ millions)  EPS
        UTILITY OPERATIONS:
         Gross Margin:
     1    Regulated Integrated Utilities    3,022            2,896
     2    Ohio Cos.                         1,972            1,997
     3    Texas Wires                         736              648
     4    Texas Supply / REP                  537              420
     5    System Sales                        300              461
     6    Other Wholesale Transactions         57              (13)
     7    Transmission Revenue - 3rd Party    422              467
     8    Other Operating Revenue             290              339
     9         Total Gross Margin           7,336            7,215

     10   Operations & Maintenance         (2,980)          (2,841)
     11   Depreciation & Amortization      (1,261)          (1,243)
     12   Taxes Other than FIT               (765)            (688)
     13   Capital Cost and Other             (593)            (639)
     14   Federal Income Taxes               (574)            (591)
     15         Net Earnings Utility
                 Operations                 1,163    3.51    1,213    3.15

        INVESTMENTS:
     16   AEPES, inclds Gas HoldCo (HPL)      (91)             (62)
     17   MEMCO                                11               12
     18   IPPs and Wind Farms                 (10)               4
     19   AEP Resources - Other               (45)             (48)
     20   Other                               (44)             (30)
     21        Total Investments             (179)  (0.54)    (124)  (0.32)

     22   Parent Company                      (36)  (0.11)    (114)  (0.30)

     23   ON-GOING EARNINGS                   948    2.86      975    2.53

     24   Discontinued Operations:
     25        UK Generation                  (39)  (0.12)    (132)  (0.34)
     26        LIG                              8    0.03        8    0.02
     27        SEEBOARD                        50    0.15      -       -
     28        CitiPower                      (10)  (0.03)     -       -
     29   ON-GOING EARNINGS, before
           Discontinued Operations            957    2.89      851    2.21

    Note: For analysis purposes, certain financial statement amounts have been reclassified for this effect on earnings presentation.


                           American Electric Power
                Financial Results for December 2003 YTD Actual
               Reconciliation of On-going and Reported Earnings

                                                     2003 Actual
                                         Utility  Invest. Parent  Total   EPS
                                                   ($ millions)

    On-going Earnings                     1,213    (124)   (114)   975    2.53

    Changes in Accounting Principles:
        SFAS 143 Asset Retirement
         Obligation                         249      (7)     -     242    0.63
        Cessation of EITF 98-10 re: MTM
         accounting                         (12)    (37)     -     (49) (0.13)

    Impairments and Dispositions:
        Adjustment to South Coast Impairment  -       6      -       6   0.02
        IPP Impairment                        -     (45)     -     (45) (0.12)
        Adjustment to SEEBOARD Impairment     -      16      -      16   0.04
        Impairment - Gas Assets (LIG & HPL)   -    (340)     -    (340) (0.88)
        Impairment - UK Generation            -    (375)     -    (375) (0.97)
        Impairment  - AEP Coal                -     (44)     -     (44) (0.11)
        Impairment - Blackhawk Coal          (7)      -      -      (7) (0.02)
        Impairment - Dow Plant                -    (168)     -    (168) (0.44)
        Net Proceeds from Sale of Mutual
         Energy (back office operations)      -      26      -      26   0.07
        Adjustment to sale of water
         heater rental program               (3)      -      -      (3) (0.01)

    Discontinued Operations:
        UK Discontinued Operations            -    (132)     -    (132) (0.34)
        LIG Discontinued Operations           -       8      -       8   0.02

    Total Special Items                     227  (1,092)     -    (865) (2.24)

    Reported Earnings                     1,440  (1,216)  (114)    110   0.29


                           American Electric Power
                Financial Results for December 2002 YTD Actual
               Reconciliation of On-going and Reported Earnings

                                                      2002 Actual
                                          Utility  Invest. Parent Total    EPS
                                                    ($ millions)

    On-going Earnings                      1,163    (179)  (36)    948   2.86

    Changes in Accounting Principles:
        SFAS 142 Goodwill Transition
         Impairment - SEEBOARD                 -    (323)    -    (323) (0.97)
        SFAS 142 Goodwill Transition
         Impairment - CitiPower                -     (27)    -     (27) (0.08)

    Severance                                (42)    (12)   (2)    (56) (0.17)
    Other                                    (12)     14   (10)     (8) (0.03)

    Impairments and Dispositions:
        Goodwill Impairment - AEP Gas
         Power GP, LLC                         -      (8)    -      (8) (0.02)
        Goodwill Impairment - UK Generation    -    (169)    -    (169) (0.51)
        Goodwill Impairment - Nordic Trading   -      (4)    -      (4) (0.01)
        Goodwill Impairment - AEP Coal         -      (4)    -      (4) (0.01)
        Impairment - SEEBOARD                  -      37     -      37   0.11
        Impairment - CitiPower                 -    (121)    -    (121) (0.37)
        Impairment - UK Generation             -    (246)    -    (246) (0.74)
        Impairment - Southcoast Power          -     (53)    -     (53) (0.16)
        Impairment - Grupo Rede                -    (141)    -    (141) (0.43)
        Impairment - AEP Coal                  -     (35)    -     (35) (0.11)
        Impairment - Telecommunications        -    (160)    -    (160) (0.48)
        Impairment - AEP Investments           -     (12)    -     (12) (0.04)
        Impairment - AEPR Turbine Sale         -     (15)    -     (15) (0.05)
        Impairment - New Gulf                  -      (8)    -      (8) (0.02)
        Impairment - Eastex                    -    (142)    -    (142) (0.43)
        Impairment - Nordic Trading            -     (13)    -     (13) (0.04)
        Impairment - AEPR Pushan               -     (13)    -     (13) (0.04)
        Asset Impairment - Texas Plants      (26)      -     -     (26) (0.08)
        Water Heater Program loss on sale     (5)      -     -      (5) (0.01)
        REP Sale net Gain                     76       -     -      76   0.23

    Discontinued Operations:
        UK Discontinued Operations             -     (39)    -     (39) (0.12)
        LIG Discontinued Operations            -       8     -       8   0.03
        SEEBOARD Discontinued Operations       -      50     -      50   0.15
        CitiPower Discontinued Operations      -     (10)    -     (10) (0.03)

    Total Special Items                       (9) (1,446)  (12) (1,467) (4.43)

    Reported Earnings                      1,154  (1,625)  (48)   (519) (1.57)


                           American Electric Power
                        Summary of Selected Sales Data
                           For Domestic Operations
                (Data based on preliminary, unaudited results)

                                               12 Months Ended December 31,
                                           2002**         2003**      Change
    ENERGY SUMMARY
    Retail - Domestic Electric
     (in millions of kWh):
       Residential                        46,805         45,479        -2.8%
       Commercial                         36,487         37,104         1.7%
       Industrial                         53,686         51,856        -3.4%
       Miscellaneous                       3,216          3,035        -5.6%
       Total Domestic Retail             140,194        137,474        -1.9%

    Wholesale - Domestic Electric
     (in millions of kWh):                70,661         72,977         3.3%


    EAST REGION WEATHER SUMMARY
     (in degree days):
      Actual  - Heating                    4,963          5,314         7.1%
              - Cooling                    1,252            757       -39.5%
      Normal  - Heating                                   5,182         2.5%*
              - Cooling                                     975       -22.4%*

    WEST REGION WEATHER SUMMARY
     (in degree days):
      Actual  - Heating                    1,044          1,020        -2.3%
              - Cooling                    2,369          2,220        -6.3%
      Normal  - Heating                                   1,062        -4.0%*
              - Cooling                                   2,217         0.1%*

    *  2003 Actual vs. Normal

    ** Excludes energy transported on behalf of non-affiliated REP's in Texas;
       energy sold to affiliated REP's in Texas are included in wholesale sales.

SOURCE  American Electric Power
    -0-                             02/03/2004
    /CONTACT: Media: Pat D. Hemlepp, Director, Corporate Media Relations, +1-614-716-1620; or Analysts: Julie Sloat, Managing Director, Investor Relations, +1-614-716-2885, or Bette Jo Rozsa, Managing Director, Investor Relations, +1-614-716-2840, all of American Electric Power/
    /Company News On-Call: http://www.prnewswire.com/comp/042050.html / /Web site: http://www.aep.com /
    (AEP)

CO:  American Electric Power
ST:  Ohio
IN:  OIL UTI
SU:  ERN CCA